EXHIBIT (d)(2)

                           FIRST AMERICAN FUNDS, INC.

                                  EXHIBIT A TO
                          INVESTMENT ADVISORY AGREEMENT

                            EFFECTIVE AUGUST 1, 2003


                                EFFECTIVE DATES:
                                ----------------

PORTFOLIO:                                                       EFFECTIVE DATE:
----------                                                       ---------------
Prime Obligations Fund                                          January 20, 1995
Government Obligations Fund                                     January 20, 1995
Treasury Obligations Fund                                       January 20, 1995
Tax Free Obligations Fund                                        October 8, 1997
Ohio Tax Free Obligations Fund                                     May 2, 2001
Treasury Reserve Fund                                              May 2, 2001


                                 ADVISORY FEES:
                                 --------------

PORTFOLIO:
----------
Prime Obligations Fund                                                0.10%
Government Obligations Fund                                           0.10%
Treasury Obligations Fund                                             0.10%
Tax Free Obligations Fund                                             0.10%
Ohio Tax Free Obligations Fund                                        0.10%
Treasury Reserve Fund                                                 0.10%